Exhibit 99.1

NORTHSTAR REALTY FINANCE

ANNOUNCES THIRD QUARTER 2011 RESULTS

Third Quarter 2011 Highlights

•                  Declared third quarter 2011 dividend of $0.125 per common share, 25% increase over prior quarter.

•                  AFFO per diluted share of $0.29.

•                  $116 million of unrestricted cash at September 30, 2011.

•                  Acquired $240 million CRE CDO.

•                  Non-listed REIT surpasses $100 million of capital raised to-date.

NEW YORK, NY, November 3, 2011 - NorthStar Realty Finance Corp. (NYSE: NRF) today announced its results for the quarter ended September 30, 2011.

Third Quarter 2011 Results

NorthStar reported adjusted funds from operations (“AFFO”) for the third quarter 2011 of $0.29 per diluted share compared with $0.15 per diluted share for the third quarter 2010.

Net loss to common stockholders for the third quarter 2011 was $(24.6) million, or $(0.26) per diluted share, compared to net loss of $(144.1) million, or $(1.87) per diluted share for the third quarter 2010.  Third quarter 2011 net loss includes $(43.5) million of unrealized losses relating to non-cash fair value adjustments, compared to $(169.4) million of unrealized losses for the third quarter 2010.  These non-cash fair value gains and losses are excluded from AFFO.  Realized gains totaled $13.7 million for the third quarter 2011, compared with $26.8 million for the third quarter 2010.

At September 30, 2011, GAAP book value per share was $8.88.  For a reconciliation of net income (loss) to AFFO and GAAP book value per share, please refer to the tables on the following pages.

David T. Hamamoto, chairman and chief executive officer, commented, “Over the past few quarters, we have deployed a substantial amount of capital in accretive and opportunistic investments, in addition to recycling our CDO cash into higher yielding investments. As a result, NorthStar is pleased to have increased its quarterly common dividend by 25%, while at the same time retaining excess cash flow to pursue new investment opportunities with attractive risk-adjusted returns.”

Mr. Hamamoto continued, “Surpassing the critical $100 million benchmark for capital raised to-date in our current non-listed REIT offering is a clear sign of NorthStar’s viability in that market and we have high expectations for the future. The significant number of selling agreements with best in class broker-dealers and their registered representatives we added during the past several quarters is translating into increased capital raising velocity.  We expect these positive trends to continue, resulting in an increasing stream of fee income and cash flow to NorthStar.”

Investments and Fee Income

NorthStar’s investments highlights for the third quarter 2011:

•                  Repurchased $63 million par amount of its CDO bonds. As of September 30, 2011, NorthStar owned a total of $556 million of its own CDO bonds, of which $377 million were re-purchased at an average price of 32% of par and had a weighted average original credit rating of AA-/Aa3.  This discount to par of $256 million represents potential imbedded gains that we can realize in future periods.

•                  Acquired the collateral management rights, equity notes and $14 million of principal of originally-investment grade bonds of a $240 million commercial real estate CDO from CapLease Inc. The investment was funded with $12 million of unrestricted cash and $11 million of CDO cash. The collateral  consists of 61 investment grade credit tenant leases (72%), corporate credit notes (7%) and CMBS (21%) having a total weighted average coupon of 6.5% and a weighted average life of approximately 8 years. The equity notes and collateral management fees are currently expected to generate an initial approximate 25% annualized cash yield on the $12 million unrestricted cash investment.

•                  Voluntarily repaid in full the $100 million preferred membership interest in NRF Healthcare which had a 10.5% distribution rate and an option to convert into common equity of our healthcare net lease portfolio.

NorthStar had approximately $7.3 billion of assets under management at September 30, 2011.

During the third quarter 2011, NorthStar earned management fees from its consolidated CDOs of $4.4 million and special servicing fees of $0.1 million.  These fees are eliminated on NorthStar’s consolidated statement of operations.  In addition, during the third quarter 2011, NorthStar received $0.2 million of advisory fees from NorthStar’s sponsored non-listed REIT.

For additional details regarding our investments and fee income, please refer to the tables on the following pages.

Liquidity, Financing and Capital Markets

Total liquidity at September 30, 2011 included $116 million of unrestricted cash and $19 million of available cash for re-investment in NorthStar’s CDOs.  At September 30, 2011, NorthStar’s only unrestricted cash needs related to non-discretionary future funding obligations associated with existing loan commitments were approximately $4 million.

NorthStar Real Estate Income Trust (“NSREIT”), a non-listed REIT sponsored by NorthStar, raised $32 million in the third quarter 2011, representing an 81% increase compared to the prior quarter.  NSREIT has raised $59 million in 2011 and $88 million since inception through September 30, 2011. NRF Capital Markets, LLC, NorthStar’s wholly-owned broker-dealer subsidiary, had total signed selling agreements with broker-dealers covering more than 40,000 registered representatives as of September 30, 2011.  NorthStar expects to earn recurring, net fees approximately equal to three percentage points based on total capital raised for each of our sponsored, non-listed REITs.

Currently, NorthStar’s only near-term corporate debt obligations relate to its exchangeable senior notes, of which $22 million principal amount of 7.25% notes are payable in June 2012 at the holders’ option and $36 million of 11.5% notes are due in June 2013.

Risk Management

At September 30, 2011, NorthStar had three loans on non-performing status (“NPL”), representing $41 million in aggregate principal amount and a $2 million book value.  This amount is unchanged from June 30, 2011.  NorthStar categorizes a loan as non-performing if it is in maturity default and/or is past due 90 days on its contractual debt service payments.

During the third quarter 2011, NorthStar recorded $9 million of loan loss provisions relating to three loans, compared to $14 million of loan loss provisions related to four loans recorded during the second quarter 2011.  As of September 30, 2011, loan loss provisions totaled $191 million, or 7% of total loans, related to 22 loans with a book value of $286 million.

As of September 30, 2011, NorthStar’s core net lease portfolio was 94% leased with a 6.7 year weighted average remaining lease term. As of September 30, 2011, 100% of our net lease healthcare portfolio was leased to third-party operators with weighted average lease coverage of 1.4x and a 7.9 year weighted average remaining lease term.

Stockholders’ Equity

At September 30, 2011, NorthStar had 100,237,463 total common shares and operating partnership units outstanding and $30 million of non-controlling interests relating to its operating partnership.  GAAP book value per share was $8.88 at September 30, 2011.  Exclusive of all unrealized adjustments, loan loss provisions, and accumulated depreciation and amortization, adjusted book value at September 30, 2011 would be $7.41 per share.  The adjusted book value does not take into consideration any value related to the in-place and anticipated advisory fee income streams generated by our sponsored, non-listed REIT vehicles and our CDO management fees.  For a calculation of adjusted book value per share, please refer to the tables on the following pages.

Common Dividend Announcement

On November 2, 2011, NorthStar announced that its Board of Directors declared a cash dividend of $0.125 per share of common stock, payable with respect to the quarter ended September 30, 2011.  The dividend is expected to be paid on November 18, 2011 to shareholders of record as of the close of business on November 14, 2011. The Company’s common shares will begin trading ex-dividend on November 10, 2011.

Earnings Conference Call

NorthStar will hold a conference call to discuss third quarter 2011 financial results on Thursday November 3, 2011, at 10:00 a.m. Eastern time.  Hosting the call will be David Hamamoto, chairman and chief executive officer; Albert Tylis, co-president and chief operating officer; Daniel Gilbert, co-president and chief investment officer; and Debra Hess, chief financial officer.  The Company will post on its website, www.nrfc.com, a September 30, 2011 update to its corporate presentation.

The call will be webcast live over the Internet from NorthStar’s website, www.nrfc.com, and will be archived on the Company’s website.  The call can also be accessed live over the phone by dialing 877-941-8631, or for international callers, by dialing 480-629-9867.

A replay of the call will be available one hour after the call through Thursday November 10, 2011 by dialing 800-406-7325 or 303-590-3030 for international callers, using pass code 4480879.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is a finance REIT that originates, acquires and manages portfolios of commercial real estate debt, commercial real estate securities and net lease properties.  In addition, NorthStar engages in asset management and other activities related to real estate and real estate finance.  For more information about NorthStar Realty Finance Corp., please visit www.nrfc.com.

NorthStar Realty Finance Corp.

Consolidated Statements of Operations

($ in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Revenues and other income
Interest income	$99,504	$88,791	$307,934	$207,087
Rental and escalation income	26,996	31,912	85,879	82,980
Commission income	3,131	1,861	5,775	2,233
Other revenue	1,389	1,854	3,299	5,004
Total revenues	131,020	124,418	402,887	297,304
Expenses
Interest expense	39,875	29,558	107,501	96,213
Real estate properties — operating expenses	3,427	12,374	18,537	24,661
Asset management expenses	1,279	1,931	4,508	4,251
Commission expense	2,322	1,399	4,338	1,677
Provision for loan losses	9,340	42,877	48,040	136,134
Provision for loss on equity investment	—	—	4,482	—
General and administrative
Salaries and equity-based compensation (1)	11,762	11,863	44,031	40,708
Auditing and professional fees	1,782	2,051	6,509	6,156
Other general and administrative	5,399	3,814	14,394	12,752
Total general and administrative	18,943	17,728	64,934	59,616
Depreciation and amortization	12,762	7,980	32,370	23,493
Total expenses	87,948	113,847	284,710	346,045
Income (loss) from operations	43,072	10,571	118,177	(48,741)
Equity in earnings (losses) of unconsolidated ventures	(604)	(60)	(4,387)	6,155
Other income (loss)	(11,826)	—	(1,688)	—
Unrealized gain (loss) on investments and other	(68,446)	(199,572)	(351,271)	(206,408)
Realized gain (loss) on investments and other	13,712	26,795	61,285	109,766
Gain from acquisitions	81	15,363	81	15,363
Income (loss) from continuing operations	(24,011)	(146,903)	(177,803)	(123,865)
Income (loss) from discontinued operations	(391)	55	(1,029)	(1,042)
Gain on sale from discontinued operations	3,533	—	17,980	2,528
Consolidated net income (loss)	(20,869)	(146,848)	(160,852)	(122,379)
Less: net income (loss) allocated to non-controlling interests	1,743	7,963	1,393	1,018
Preferred stock dividends	(5,231)	(5,231)	(15,694)	(15,694)
Contingently redeemable non-controlling interest accretion	(196)	—	(5,178)	—
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$(24,553)	$(144,116)	$(180,331)	$(137,055)

Net income (loss) per share from continuing operations (basic/diluted)	$(0.29)	$(1.87)	$(2.26)	$(1.82)
Income (loss) per share from discontinued operations (basic/diluted)	(0.01)	—	(0.01)	(0.01)
Gain per share on sale of discontinued operations (basic/diluted)	0.04	—	0.21	0.03
Net income (loss) per common share attributable to NorthStar Realty Finance Corp. common stockholders (basic/diluted)	$(0.26)	$(1.87)	$(2.06)	$(1.80)
Weighted average number of shares of common stock:
Basic	95,957,333	77,139,868	87,105,058	76,211,705
Diluted	100,229,735	82,364,109	91,397,552	82,287,543
Dividends declared per share of common stock	$0.125	$0.10	$0.325	$0.30

(1)          The three months ended September 30, 2011 and 2010 include $2,204 and $3,894, respectively, of equity-based compensation expense, respectively.  The nine months ended September 30, 2011 and 2010 include $6,851 and $13,133, respectively, of equity-based compensation expense.

NorthStar Realty Finance Corp.

Consolidated Balance Sheets

($ in thousands, except share data)

	September 30, 2011	December 31,
	(Unaudited)	2010

Assets
VIE Financing Structures
Restricted cash	$259,563	$263,314
Operating real estate, net	246,015	8,040
Real estate securities, available for sale	1,501,605	1,687,793
Real estate debt investments, net	1,730,467	1,672,664
Real estate debt investments, held for sale	21,274	18,661
Investments in and advances to unconsolidated ventures	63,956	72,536
Receivables, net of allowance of $1,198 in 2011 and $824 in 2010	23,300	26,419
Derivative assets, at fair value	8	42
Deferred costs and intangible assets, net	35,170	150
Assets of properties held for sale	6,610	5,101
Other assets	19,207	14,275
	3,907,175	3,768,995

Non-VIE Financing Structures
Cash and cash equivalents	115,821	125,439
Restricted cash	49,989	46,070
Operating real estate, net	781,319	938,062
Real estate securities, available for sale	45,296	3,261
Real estate debt investments, net	107,701	153,576
Investments in and advances to unconsolidated ventures	22,109	21,876
Receivables, net of allowance of $614 in 2011 and $1,818 in 2010	9,100	5,910
Receivables, related parties	8,793	4,101
Unbilled rents receivable	11,241	10,404
Derivative assets, at fair value	7,320	17
Deferred costs and intangible assets, net	49,268	52,823
Assets of properties held for sale	9,122	—
Other assets	18,047	21,457
	1,235,126	1,382,996
Total assets	$5,142,301	$5,151,991

Liabilities
VIE Financing Structures
CDO bonds payable	$2,394,643	$2,258,805
Mortgage notes payable	212,000	—
Secured term loan	14,682	14,682
Accounts payable and accrued expenses	16,565	15,691
Escrow deposits payable	53,425	60,163
Derivative liabilities, at fair value	243,572	190,993
Liabilities of properties held for sale	30	99
Other liabilities	30,302	8,654
	2,965,219	2,549,087

Non-VIE Financing Structures
Mortgage notes payable	556,786	803,114
Secured term loan	—	22,199
Exchangeable senior notes	238,685	126,889
Junior subordinated notes, at fair value	151,265	191,250
Accounts payable and accrued expenses	40,568	34,160
Escrow deposits payable	1,291	548
Derivative liabilities, at fair value	8,381	29,696
Other liabilities	44,649	22,535
	1,041,625	1,230,391
Total liabilities	4,006,844	3,779,478

Contingently redeemable non-controlling interest	—	94,822

Equity
NorthStar Realty Finance Corp. Stockholders’ Equity
Preferred stock, 8.75% Series A, $0.01 par value, $25 liquidation preference per share, 2,400,000 shares issued and outstanding at September 30, 2011 and December 31, 2010	57,867	57,867
Preferred stock, 8.25% Series B, $0.01 par value, $25 liquidation preference per share, 7,600,000 shares issued and outstanding at September 30, 2011 and December 31, 2010	183,505	183,505
Common stock, $0.01 par value, 500,000,000 shares authorized, 95,974,012 and 78,104,753 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	960	781
Additional paid-in capital	809,885	723,102
Retained earnings	86,058	293,382
Accumulated other comprehensive loss	(36,362)	(36,119)
Total NorthStar Realty Finance Corp. Stockholders’ Equity	1,101,913	1,222,518
Non-controlling interests	33,544	55,173
Total equity	1,135,457	1,277,691
Total liabilities and stockholders’ equity	$5,142,301	$5,151,991

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of NorthStar’s historical or future financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of applicable SEC rules.  These include: Funds From Operations and Adjusted Funds From Operations.  NorthStar believes these terms can be useful measures of its performance, which are further defined following the table below.

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) ($ in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Funds from Operations:
Income (loss) from continuing operations	$(24,011)	$(146,903)	$(177,803)	$(123,865)
Non-controlling interests(1)	658	(1,853)	(7,737)	(8,780)
Consolidated net income (loss) before non-controlling interest in operating partnership	(23,353)	(148,756)	(185,540)	(132,645)

Adjustments:
Preferred stock dividends	(5,231)	(5,231)	(15,694)	(15,694)
Depreciation and amortization	12,762	7,980	32,370	23,493
Funds from discontinued operations	(391)	709	(237)	984
Real estate depreciation and amortization, unconsolidated ventures	207	237	646	711
Funds from Operations	(16,006)	(145,061)	(168,455)	(123,151)

Adjusted Funds from Operations:
Funds from Operations	(16,006)	(145,061)	(168,455)	(123,151)
Straight-line rental income, net	(678)	(341)	(1,910)	(1,248)
Straight-line rental income and fair value lease revenue, unconsolidated ventures	(32)	(18)	(84)	(63)
Amortization of above/below market leases	(272)	(213)	(656)	(691)
Amortization of equity-based compensation	2,204	3,894	6,851	13,133
Unrealized (gain) loss from fair value adjustments	43,537	169,431	270,001	135,654
Unrealized loss from fair value adjustments, unconsolidated ventures	—	—	—	3,357
Gain from acquisitions	(81)	(15,363)	(81)	(15,363)
Adjusted Funds from Operations	$28,672	$12,329	$105,666	$11,628

FFO per share of common stock	$(0.16)	$(1.76)	$(1.84)	$(1.50)
AFFO per share of common stock	$0.29	$0.15	$1.16	$0.14

(1)    Amount excludes non-controlling limited partner interests in our operating partnership.

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Management believes that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and NorthStar in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures.  FFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations.

NorthStar calculates AFFO by subtracting from or adding to FFO:

•                  normalized recurring expenditures that are capitalized by NorthStar and then amortized, but which are necessary to maintain NorthStar’s properties and revenue stream, e.g., leasing commissions and tenant improvement allowances;

•                  an adjustment to reverse the effects of the straight-lining of rents and fair value lease revenue;

•                  the amortization or accrual of various deferred costs including intangible assets and equity-based compensation;

•                  an adjustment to reverse the effects of acquisition gains or losses; and

•                  an adjustment to reverse the effects of non-cash unrealized gains (losses).

NorthStar’s calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP.  Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties.  Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of NorthStar’s operating performance or as an alternative to cash flow from operating activities as a measure of NorthStar’s liquidity.

NorthStar urges investors to carefully review the GAAP financial information included as part of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and quarterly earnings releases.

Assets Under Management at September 30, 2011 (1)
($ in thousands)

	Amount	%
Investment-grade CRE securities	$720,458	9.9%
Non-investment grade CRE securities	2,576,245	35.3%
Total CRE Securities	3,296,703	45.2%

First mortgages loans (2)	1,860,957	25.5%
Mezzanine and subordinate loans (3)	1,020,058	14.0%
Credit tenant leases	144,617	2.0%
Total CRE Debt	3,025,632	41.5%

Investment-grade net lease	161,845	2.2%
Non-investment grade net lease	808,338	11.1%
Total Net Lease	970,183	13.3%

Total	$7,292,518	100.0%

(1) Based on principal amount of CRE debt, CRE securities and equity investments and the purchase price of operating real estate.

(2) Includes $204 million of junior participations in first mortgage loans.

(3) Includes $513 million related to equity investments, joint ventures and operating real estate.

N-Star CDOs primarily backed by CRE Debt

($ in thousands)

	N-Star IV	N-Star VI	N-Star VIII	CSE		CapLease
Issue Date	Jun-05	Mar-06	Dec-06	Mar-05		Dec-06		Total
Balance sheet as of September 30, 2011
Assets, principal amount (1)	$439,073	$498,350	$946,899	$1,089,559		$244,908		$3,218,789
CDO bonds, principal amount (2)	284,279	336,850	577,700	900,981		225,085		2,324,895
Net assets	$154,794	$161,500	$369,199	$188,578		$19,823		$893,894

Principal amount of
Original below IG rated CDO bonds	$—	$13,950	$59,400	$47,450		$—		$120,800
Original IG rated CDO bonds	9,750	26,925	77,000	85,929		—		199,604
Total CDO bonds	$9,750	$40,875	$136,400	$133,379		$—		$320,404

Weighted average original credit rating of original IG rated CDO bonds								A+/A1
Weighted average purchase price of original IG rated CDO bonds								30%

CDO quarterly cash distributions and coverage tests (3)

Equity distributions	$2,563	$138	$2,782	$14,039		$475	(4)	$19,997
Collateral management fees	341	496	983	542		121	(4)	2,483

Interest coverage cushion (5)	$3,646	$531	$6,082	$5,878		$53

Overcollateralization cushion (5)	$69,568	$54,366	$118,623	$42,266		$5,987
At offering	19,808	17,412	42,193	(151,595	)(6)	5,987	(7)

(1)	Includes investments in N-Star issued CDO bonds that are eliminated in consolidation.
(2)	Includes N-Star issued CDO bonds that are eliminated in consolidation.
(3)	Interest coverage and overcollateralization coverage to the most constrained class.
(4)	Represents first distributions received, which was in October 2011.
(5)	Quarterly interest coverage and overcollateralization cushions from remittance report issued on date nearest to September 30, 2011.
(6)	Based on trustee report as of June 24, 2010, closest to the date of acquisition.
(7)	Based on trustee report as of August 31, 2011, closest to the date of acquisition.

N-Star CDOs primarily backed by CRE Securities

($ in thousands)

	N-Star I	N-Star II	N-Star III		N-Star V	N-Star VII	N-Star IX
Issue Date	Aug-03	Jul-04	Mar-05		Sep-05	Jun-06	Feb-07	Total
Balance sheet as of September 30, 2011
Assets, principal amount (1)	$223,506	$215,306	$418,174		$555,388	$733,469	$1,042,713	$3,188,556
CDO bonds, principal amount (2)	184,147	177,094	318,678		364,772	428,088	682,980	2,155,759
Net assets	$39,359	$38,212	$99,496		$190,616	$305,381	$359,733	$1,032,797

Principal amount of
Original below IG rated CDO bonds	$14,000	$15,492	$—		$—	$16,200	$13,040	$58,732
Original IG rated CDO bonds	9,000	3,512	16,855		26,129	45,726	75,980	177,202
Total CDO bonds	$23,000	$19,004	$16,855		$26,129	$61,926	$89,020	$235,934

Weighted average original credit rating of original IG rated CDO bonds								AA-/Aa3
Weighted average purchase price of original IG rated CDO bonds								34%

CDO quarterly cash distributions and coverage tests (3)

Equity distributions	$—	$—	$1,677		$—	$1,001	$1,407	$4,085
Collateral management fees	78	76	344		181	508	774	1,961

Interest coverage cushion (4)	$(576)	$(270)	$2,047		$685	$870	$3,790

Overcollateralization cushion (4)	$(20,420)	$(17,331)	$9,141	(5)	$(29,573)	$14,866	$48,192
At offering	8,687	10,944	13,610		12,940	13,966	24,516

(1)	Includes investments in N-Star issued CDO bonds that are eliminated in consolidation.
(2)	Includes N-Star issued CDO bonds that are eliminated in consolidation.
(3)	Interest coverage and overcollateralization coverage to the most constrained class.
(4)	Quarterly interest coverage and overcollateralization cushions from remittance report issued on date nearest to September 30, 2011.
(5)	Amount represents estimated overcollateralization cushion as of October 17, 2011.

CMBS Vintages Under Management

($ in thousands)

	Amount	%	Cumulative
1997	$36,336	1.3%	1.3%
1998	50,973	1.8%	3.1%
1999	32,393	1.2%	4.3%
2000	83,528	3.0%	7.3%
2001	86,105	3.1%	10.4%
2002	71,037	2.5%	12.9%
2003	117,690	4.2%	17.1%
2004	309,397	11.0%	28.1%
2005	480,585	17.1%	45.2%
2006	814,130	29.0%	74.2%
2007	549,868	19.6%	93.8%
2008	38,046	1.4%	95.2%
2009	54,075	1.9%	97.1%
2010	1,000	0.0%	97.1%
2011	79,045	2.9%	100.0%

Total	$2,804,208	100.0%

Credit Rating Distribution of Real Estate Securities Under Management

($ in thousands)

	Principal Amount	%
AAA	$119,334	3.6%
AA	49,228	1.5%
A	186,192	5.6%
BBB	365,705	11.1%
BB	516,296	15.6%
B	425,786	12.9%
CCC	619,863	18.8%
CC	239,196	7.3%
C	260,127	7.9%
Below C	466,739	14.2%
NR	48,237	1.5%
Total (average of B- /B3)	$3,296,703	100.0%

GAAP Book Value Rollforward

($ in thousands, except per share data)

	Amount	Per Share
Common book value at June 30, 2011, per share	$927,765	$9.26

Net income to common shareholders and non-controlling interest, excluding non-cash fair value adjustments included in net income	17,899	0.18

Fair value adjustments included in net income:
CDO bonds payable	162,271	1.62
Trust preferred debt	55,686	0.56
Securities and investments held at fair value	(200,776)	(2.00)
Derivatives	(60,718)	(0.61)

Change in other comprehensive income	(3,972)	(0.04)

Common dividends	(10,022)	(0.10)

Accretion (dilution) from additional shares issued during quarter (1)	2,215	0.01
Total net increases/(decreases)	(37,417)	(0.38)

Common book value at September 30, 2011, per share (2)(3)	$890,348	$8.88

(1)               Related to amortization of LTIP shares and issuance of common shares from the Dividend Reinvestment and Stock Purchase Plan.

(2)               Common book value calculated as total stockholder’s equity of $1,102 million and non-controlling interest in the operating partnership of $30 million less preferred stock of $241 million.

(3)               Cumulative net unrealized adjustments total a positive $490 million ($4.89 per share), credit loss provisions total a negative $191 million ($1.91 per share) and accumulated depreciation and amortization total a negative $151 million ($1.51 per share) as of September 30, 2011. Excluding all unrealized adjustments, loan loss provisions and accumulated depreciation and amortization would result in a $7.41 adjusted book value per share at September 30, 2011.

NRFC NNN Holdings, LLC Portfolio Summary

($ in thousands)

					Years				Acquisition
Date				Square	Net	Acquisition	Existing		Cost less
Acquired	Tenant or Guarantor of Tenant		Location/MSA	Feet	Lease (1)	Cost (2)	Debt		Debt

Oct-2004	ALGM Portfolio - Sbarro, Inc. (3)		One property in New York, NY	7,500	1.3	$3,246	$—		$3,246
Nov-2007	Alliance Data Systems Corp.		Columbus, OH	199,112	6.2	33,826	23,011		10,815
Mar-2007	Citigroup, Inc.		Fort Mill, SC/Charlotte	165,000	9.1	34,303	29,945		4,358
Jun-2007	Landis Logistics / East Penn		Reading, PA	609,000	6.3	28,473	18,414		10,059
Jun-2006	Covance, Inc.		Indianapolis, IN	333,600	14.3	34,519	27,513		7,006
Feb-2007	Credence Systems Corp.		Milpitas, CA/San Jose	178,213	5.4	30,144	21,269		8,875
Sep-2006	Dick’s Sporting Goods, Inc. / PetSmart, Inc. (3)		9 properties	467,971	4.3-12.9	64,503	47,022		17,481
Sep-2005	Electronic Data Systems Corp.		2 in MI / 1 in CA / 1 in PA	387,842	4.0	62,718	45,622		17,096
Aug-2005	GSA - U.S. Department of Agriculture		Salt Lake City, UT	117,553	0.6	22,424	14,736		7,688
Jul-2006	Northrop Grumman Space & Mission Systems Corp	.	Aurora, CO/Denver	183,529	3.8	43,625	32,834	(4)	10,791
Mar-2006	Party City Corp. (Amscan) / Lerner Enterprises, Inc.		Rockaway, NJ/ Northern NJ	121,038	3.7-5.8	21,955	16,699		5,256
Feb-2006	Quantum Corporation (5)		Colorado Springs, CO	406,207	1.2-9.4	27,635	17,678		9,957

Total NRFC NNN Holdings, LLC Portfolio				3,176,565	6.7	$407,371	$294,743		$112,628

(1) Remaining lease term as of September 30, 2011.  Total represents weighted average based on acquisition cost.

(2) Acquisition cost does not include purchase price allocations.

(3) One ALGM property and six of ten Dick’s Sporting Goods, Inc. / PetSmart, Inc. properties are ground lease interests.

(4) Property is financed via a $32.3 million first mortgage with a third party and a $0.5 million mezzanine loan held by a consolidated NorthStar entity.

(5) Dollar amounts shown are 50% of total relating to NRFC NNN Holding’s, LLC subsidiary’s 50% interest in a joint venture with an institutional investor.

Portfolio Cash Flow and Tenant Credit Profile

($ in thousands)

	Three Months Ended September 30, 2011					Primary Tenant
Tenant or Guarantor of Tenant	Base Rent	NOI	Debt Service		NOI Less Debt Service	Market Cap (1)		Actual Credit Rating

ALGM Portfolio - Sbarro, Inc.	$251	$251	$—		$251	N/A	(2)	not rated
Alliance Data Systems Corp.	582	581	(455)		126	4,720		not rated
Citigroup, Inc.	538	537	(512)		25	74,891		A/A3
Landis Logistics / East Penn	198	95	(356	)(3)	(261)	N/A	(4)	not rated
Covance, Inc.	638	638	(517)		121	3,605		not rated
Credence Systems Corp.	688	686	(447)		239	312		not rated
Dick’s Sporting Goods, Inc. / PetSmart, Inc.	1,321	1,295	(973)		322	4,453		not rated (5)
Electronic Data Systems Corp.	1,508	1,506	(824)		682	13,900		not rated
GSA - U.S. Department of Agriculture	579	446	(302)		144	N/A		implied AAA
Northrop Grumman Space & Mission Systems Corp.	846	846	(750)		96	19,278		BBB+/Baa1
Party City Corp. (Amscan) / Lerner Enterprises, Inc.	459	459	(304)		155	362	(6)	B/B2 (7)
Quantum Corporation (50%)	611	610	(319)		291	759		B/B2

Total	$8,219	$7,950	$(5,759)		$2,191

(1) Based on information from Bloomberg at close of market on September 30, 2011.

(2) Sole tenant in leasehold interest, Sbarro, Inc. filed for bankruptcy protection (Chapter 11) in April 2011 and they are expected to assume our lease. No other recent data is available.

(3) Debt service is currently funded from a reserve account made up of an early lease termination fee received from prior tenant, not reflected in this schedule.

(4) Privately-held company, market capitalization information is not publicly disclosed.

(5) Dick’s Sporting Goods, Inc. is not rated by the major credit rating agency’s.  PetSmart, Inc. is rated BB by S&P.

(6) Represents purchase price by Amscan Holdings, Inc. (controlled by Berkshire Partners and Weston Presidio) for Party City in December 2005.  No other recent data is available.

(7) The Party City Corp. lease is guaranteed by Amscan Holdings, Inc. which has a B/B2 credit rating by S&P and Moody’s, respectively.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words like “anticipate,” “believe,” “plan,” “hope,” “goal,” “expect,” “future,” “intend,” “will,” “could” and “should,” and similar expressions.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar can give no assurance that its expectations will be attained.  Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results.  Variations of assumptions and results may be material.  Factors that could cause actual results to differ materially from NorthStar’s expectations include, but are not limited to, changes in economic conditions generally and the real estate and bond markets specifically, availability of capital, ability to pursue available acquisitions and investment opportunities, possible impairments, ability to achieve targeted returns, increases in non-performing loans, capital raising at & performance of NSREIT, ability to realize annualized cash yields, ability to compete effectively for servicing and selling agreements, failure to make new investments as and when anticipated, generally accepted accounting principles and policies and rules applicable to REITs.  Factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2010.  Such forward-looking statements speak only as of the date of this press release.  NorthStar expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:

Investor Relations

Joe Calabrese

(212) 827-3772